Exhibit 24.1

POWER OF ATTORNEY
Each of the undersigned does hereby appoint GERALYN S. RITTER and BRUCE N. KUHLIK and each of them, severally, his/her true and lawful attorney or attorneys to execute on behalf of the undersigned (whether on behalf of the Company, or as an officer or director thereof, or by attesting the seal of the Company, or otherwise) the Annual Report on Form 10-K of Merck & Co., Inc. for the fiscal year ended December 31, 2014 under the Securities Exchange Act of 1934, including amendments thereto and all exhibits and other documents in connection therewith.
IN WITNESS WHEREOF, this instrument has been duly executed as of the 27th day of February 2015.
MERCK & CO., Inc.

/s/ Kenneth C. Frazier	Chairman, President and Chief Executive Officer
Kenneth C. Frazier	(Principal Executive Officer; Director)

/s/ Robert M. Davis	Executive Vice President and Chief Financial Officer
Robert M. Davis	(Principal Financial Officer)

/s/ Rita A. Karachun	Senior Vice President Finance—Global Controller
Rita A. Karachun	(Principal Accounting Officer)
DIRECTORS

/s/ Leslie A. Brun	/s/ Carlos E. Represas
Leslie A. Brun	Carlos E. Represas

/s/ Thomas R. Cech	/s/ Patricia F. Russo
Thomas R. Cech	Patricia F. Russo

/s/ Thomas H. Glocer	/s/ Craig B. Thompson
Thomas H. Glocer	Craig B. Thompson

/s/ William B. Harrison, Jr.	/s/ Wendell P. Weeks
William B. Harrison, Jr.	Wendell P. Weeks

/s/ C. Robert Kidder	/s/ Peter C. Wendell
C. Robert Kidder	Peter C. Wendell

/s/ Rochelle B. Lazarus
Rochelle B. Lazarus